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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) - January 30, 1997


                         FLORIDA PANTHERS HOLDINGS, INC.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Florida                        0-21435              65-0676005
         -------                        -------              ----------
(State or Other Jurisdiction          (Commission          (IRS Employer or
     of Incorporation)                File Number)        Identification No.)



100 Northeast Third Avenue, Second Floor, Fort Lauderdale, FL       33301
-------------------------------------------------------------       -----
(Address of Principal Executive Offices)                          (Zip Code)


(Registrant's Telephone Number, Including Area Code)   (954) 768-1900
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                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address; if Changed Since Last Report)

                              Page 1 of 4 pages.
                           Exhibit Index at Page 2.


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Item 5.           Other Events.

          On January 28, 1997, Florida Panthers Holdings, Inc. (the "Company") accepted subscriptions from certain institutional investors in connection with a private placement of 2,460,000 shares of the Company's Class A Common Stock (the "Private Placement"). The Private Placement, which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, was consummated on January 30, 1997. The per share purchase price was $27.75, resulting in gross proceeds in the amount of $68,265,000. After payment of placement agency fees and other expenses, net proceeds to the Company were approximately $66,976,550.


Item 7.           Financial Statement and Exhibits

                  (c)      Exhibits.

                                                                                                 Sequential
      Exhibit No.                                Description                                    Page Number
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
           99            Press Release dated January 28, 1997.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FLORIDA PANTHERS HOLDINGS, INC.

February 18, 1997
                             By:  /s/ Steven M. Dauria
                                -------------------------------
                                      Steven M. Dauria
                                      Vice President and Chief Financial Officer



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